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                             CERTIFICATE OF CORRECTION
                                         OF
                  AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                         OF
                    AUTOMATED CALL PROCESSING CORPORATION, INC.


     Kenneth E. Jones certifies that:

     1. He is the Chairman of the Board Directors, Chief Executive Officer & Assistant Secretary of Automated Call Processing Corporation, Inc., a California corporation.

     2. The name of the corporation filing this certificate is Automated Call Processing Corporation, Inc., and it is a California corporation.

     3. The instrument being corrected is entitled "AMENDED AND RESTATED ARTICLES OF INCORPORATION OF AUTOMATED CALL PROCESSING CORPORATION, INC.," and said instrument was filed in the office of the Secretary of State of the State of California on March 3, 1997.

     4. The first two paragraphs of Article III of said AMENDED AND RESTATED ARTICLES OF INCORPORATION, as corrected, should read in its entirety as follows:

          "This Corporation is authorized to issue two classes of stock, designated "Common Stock" and "Preferred Stock." The total number of shares which this Corporation is authorized to issue is 81,017,939. The number of shares of Common Stock which this Corporation is authorized to issue is 50,000,000, no par value per share. The number of shares of Preferred Stock which this Corporation is authorized to issue is 31,017,939, no par value per share.

          The Preferred Stock shall be divided into three series: Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.
     The number of shares of Series A Preferred Stock which this Corporation is authorized to issue is 17,250,000. The number of shares of Series B Preferred Stock which this Corporation is authorized to issue is 6,259,718. The number of shares of Series C Preferred Stock which the Corporation is authorized to issue is 7,508,221."

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     5.   Said AMENDED AND RESTATED ARTICLES OF INCORPORATION when corrected as herein specified, will conform in wording to the wording of the AMENDED AND RESTATED ARTICLES OF INCORPORATION in the resolutions adopted by the Board of Directors and Shareholders approving the AMENDED AND RESTATED ARTICLES OF INCORPORATION.

     The undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge and that this declaration was executed on March 7, 1997.

                                        /s/ Kenneth E. Jones
                                        -----------------------------------
                                        Kenneth E. Jones
                                        Title:    Chairman of the Board,
                                                  Chief Executive Officer &
                                                  Assistant Secretary